Amended Schedule 1
Dated January 1, 2023
to the
Investment Advisory Agreement
Touchstone Variable Series Trust
Dated January 1, 1999
Listing of Funds and Advisory Fee Rates

Name of Fund	Annual Basic Fee Rate
Touchstone Balanced Fund	0.55% at all asset levels
Touchstone Bond Fund	0.38% on the first $200 million of assets; and
0.30% on assets over $200 million
Touchstone Common Stock Fund	0.50% on the first $200 million of assets;
0.45% on the next $300 million of assets; and
0.40% on assets over $500 million
Touchstone Small Company Fund	0.50% on the first $200 million of assets;
0.45% on the next $300 million of assets; and
0.40% of assets over $500 million

[Signature page follows]

This Amended Schedule 1 to the Investment Advisory Agreement is signed as of the date first set forth above.

TOUCHSTONE VARIABLE SERIES TRUST

By:/s/ Terrie Wiedenheft

Name: Terrie Wiedenheft

Title: Controller and Treasurer

TOUCHSTONE ADVISORS, INC.

By: /s/ E. Blake Moore Jr.

Name: E. Blake Moore Jr.

Title: President and Chief Executive Officer

By: /s/ Terrie Wiedenheft

Name: Terrie Wiedenheft

Title: Chief Financial Officer